Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 17, 2003, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-109806) and related Prospectus of Renovis, Inc. for the registration of shares of its common stock.

/S/ ERNST & YOUNG LLP

Palo Alto, California

November 21, 2003